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EXHIBIT 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Willow Grove Bancorp, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-87214, 333-110464 and 333-128185) on Form S-8 of Willow Grove Bancorp, Inc. and subsidiary of our reports dated September 12, 2005, with respect to the consolidated statements of financial condition of Willow Grove Bancorp, Inc. and subsidiary as of June 30, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2005, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005 annual report on Form 10-K of Willow Grove Bancorp, Inc.

/s/ KPMG LLP

Philadelphia, PA
September 12, 2005

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  EXHIBIT 23.0
Consent of Independent Registered Public Accounting Firm